Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com	EXHIBIT 99.3

STOCK EXCHANGE ANNOUNCEMENT

9 July 2004

Shire Pharmaceuticals Group plc (the “Company”)

The Company announces that it was notified on 8 July 2004 under Sections 198 to 202 of the Companies Act that FMR Corp. and its direct and indirect subsidiaries and Fidelity International Limited and its direct and indirect subsidiaries, both being non-beneficial holders, held solely for investment purposes in aggregate 53,186,273 ordinary shares of £0.05p each in the capital of the Company. These holdings represent 11.01% per cent of the issued ordinary share capital of the Company.

T May
Company Secretary